                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in the registration statement of Proler International Corp. on Form S-8 (File No. 33-35013) of our reports dated April 28, 1995, on our audits of the consolidated financial statements of Proler International Corp. and subsidiaries and the combined financial statements of Proler International Corp.'s Joint Operations as of January 31, 1995 and 1994, and for each of the three years in the period ended January 31, 1995, which reports are included in this Annual Report on Form 10-K.



                                         COOPERS & LYBRAND L.L.P.


Houston, Texas
April 28, 1995

                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in the registration statement of Proler International Corp. on Form S-8 (File No. 33-35013) of our reports dated March 22, 1995, and February 21, 1995, respectively, on our audits of the consolidated financial statements and financial statement schedules of Prolerized Schiabo-Neu Company as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, 1993 and 1992 and Dover Barge Company as of January 31, 1995 and 1994, and for each of the three years in the period ended January 31, 1995, 1994 and 1993 (not presented separately therein), which reports are included in this Annual Report on Form 10-K.



                                         LA GUARDIA & PETRELLA L.L.C.


Fort Lee, New Jersey
April 28, 1995